UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2006

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2006, ISTA Pharmaceuticals, Inc., a Delaware Corporation (“ISTA”) entered into a Second Amendment to the Preferred Stock Rights Agreement (the “Second Amendment”) with U.S. Stock Transfer Corporation, as Rights Agent, which amended that certain Preferred Stock Rights Agreement, dated December 31, 2001, by and between ISTA and Mellon Investor Services LLC (“Mellon”), as amended by the First Amendment to the Preferred Stock Rights Agreement, dated November 18, 2002, by and between ISTA and Mellon (as amended, the “Rights Agreement”).

The Second Amendment (i) provides that neither Deerfield Capital, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Deerfield Partners L.P., Deerfield International Limited, nor any of their Affiliates or Associates, shall be deemed an Acquiring Person (as defined in the Second Amendment), (ii) provides that if a Person (as defined in the Rights Agreement) enters into an agreement, transaction or understanding with ISTA whereby, solely as a consequence of that agreement or transaction or understanding, such Person would become an Acquiring Person (but for the operation of this exception), and such agreement, transaction or understanding is approved by ISTA’s Board of Directors, then such Person shall not be deemed an Acquiring Person, (iii) defines “Rights Agent” as U.S. Stock Transfer Corporation, (iv) updates the requisite information for providing notices under the Rights Agreement, (v) deletes the requirement that a successor Rights Agent have at the time of its appointment a combined capital and surplus of $100 million or more, and (vi) provides that U.S. Stock Transfer Corporation shall act as Rights Agent for ISTA in accordance with the terms and conditions of the Rights Agreement and agrees to assume all of the rights, obligations and duties associated therewith.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, by and between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

Date: June 28, 2006	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amendment to the Preferred Stock Rights Agreement, dated June 23, 2006, by and between ISTA Pharmaceuticals, Inc. and U.S. Stock Transfer Corporation, as Rights Agent.